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                                                                    EXHIBIT 10.2

                                   CONOCO INC.
                           KEY EMPLOYEE SEVERANCE PLAN


                  The Company hereby adopts the Conoco Inc. Key Employee Severance Plan for the benefit of certain employees of the Company and its subsidiaries, on the terms and conditions hereinafter stated. All capitalized terms used herein are defined in Section 1 hereof. This Plan is intended to be a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and shall be interpreted in a manner consistent with such intention.

SECTION 1.        DEFINITIONS.  As hereinafter used:

                  1.1 "Affiliate" shall have the meaning set forth in Rule 12(b)(2) promulgated under Section 12 of the Exchange Act.

                  1.2 "Beneficial Owner" shall have the meaning set forth in Rule 13(d)(3) under the Exchange Act.

                  1.3 "Board" means the Board of Directors of the Company.

                  1.4 "Cause" means (i) the willful and continued failure by the Eligible Employee to substantially perform the Eligible Employee's duties with the Employer (other than any such failure resulting from the Eligible Employee's incapacity due to physical or mental illness), or (ii) the willful engaging, not in good faith, by the Eligible Employee in conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise.

                  1.5 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                    (i) any Person is or becomes the Beneficial
                  Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in



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                  connection with a transaction described in clause (A) of
                  paragraph (iii) below; or

                                    (ii) the following individuals cease for any
                  reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                                    (iii) there is consummated a merger or
                  consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                                    (iv) the stockholders of the Company approve
                  a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's

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                  assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  1.6 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  1.7 "Company" means the Conoco, Inc. or any successors thereto.

                  1.8 "Eligible Employee" means any employee that is a Tier 1 Employee or a Tier 2 Employee. An Eligible Employee becomes a "Severed Employee" once he or she incurs a Severance.

                  1.9  "Employer" means the Company or any of its subsidiaries.

                  1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  1.11 "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code.

                  1.12 "Good Reason" means the occurrence, on or after the date of a Change in Control or prior to a Change in Control under the circumstances described in clauses (x) or (y) of the third sentence of Section 1.19 hereof (treating all references in paragraphs (i) through (iii) below to a "Change in Control" as references to a "Potential Change in Control"), and without the Eligible Employee's written consent, of (i) the assignment to the Eligible Employee of duties in the aggregate that are inconsistent with the Eligible Employee's level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Eligible Employee's responsibilities from those in effect immediately prior to the

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date of the Change in Control; (ii) a reduction by the Company in the
Eligible Employee's annual base salary or any adverse change in the Eligible Employee's aggregate annual and long term incentive compensation opportunity from that in effect immediately prior to the Change in Control which change is not pursuant to a program applicable to all comparably situated executives of the Company; or (iii) the relocation of the Eligible Employee's principal place of employment to a location more than thirty-five (35) miles from the Eligible Employee's principal place of employment immediately prior to the date of the Change in Control.

                  1.13 "Gross-Up Payment" shall have the meaning set forth in
Section 2.4 hereof.

                  1.14 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates (including, without limitation, E.I. du Pont de Nemours and Company), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  1.15 "Plan" means the Conoco, Inc. Key Employee Severance Plan, as set forth herein, as it may be amended from time to time.

                  1.16 "Plan Administrator" means the person or persons appointed from time to time by the Board which appointment may be revoked at any time by the Board.

                  1.17 "Potential Change in Control" shall be deemed to have occurred if:

                  (a) the Company enters into a written agreement, the consummation of which would result in the occurrence of a Change in Control; or

                  (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control.


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                  1.18 "Public Offering" shall mean the initial sale of common equity securities of the Company pursuant to an effective registration statement (other than a registration on Form S-4 or S-8 or any successor or similar forms) filed under the Securities Act of 1933.

                  1.19 "Severance" means the termination of an Eligible Employee's employment with the Employer on or within two years following the date of the Change in Control, (i) by the Employer other than for Cause, or (ii) by the Eligible Employee for Good Reason. An Eligible Employee will not be considered to have incurred a Severance if his employment is discontinued by reason of the Eligible Employee's death or a physical or mental condition causing such Eligible Employee's inability to substantially perform his duties with the Employer, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Employer. For purposes of this Plan, the Eligible Employee's employment shall be deemed to have been terminated following a Change in Control by the Employer without Cause or by the Eligible Employee with Good Reason, if (x) the Eligible Employee's employment is terminated by the Employer without Cause following a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into a written agreement with the Company or an Affiliate of the Company the consummation of which would constitute a Change in Control or (y) the Eligible Employee terminates his employment for Good Reason following a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person. Notwithstanding anything herein to the contrary, Good Reason shall not be deemed to have occurred unless the Company shall have been given (1) written notice of the Eligible Employee's assertion that an event constituting Good Reason has occurred, which notice shall be given not less than 30 days prior to the Severance Date to which such notice relates, and (2) a reasonable opportunity to cure such occurrence during such 30 day period.

                  1.20 "Severance Date" means the date on or after the date of the Change in Control on which an Eligible Employee incurs a Severance.

                  1.21 "Severance Pay" means the payment determined pursuant to
Section 2.1 hereof.

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                  1.22 "Tier 1 Employee" means any employee of the Employer
listed on Schedule A attached hereto.

                  1.23 "Tier 2 Employee" means any employee of the Employer listed on Schedule B attached hereto.

SECTION 2.        BENEFITS.

                  2.1 Each Tier 1 Employee and Tier 2 Employee who incurs a Severance shall be entitled to receive Severance Pay equal to the sum of his or her annual base salary and annual incentive compensation, multiplied by (i) 3, in the case of a Tier 1 Employee and (ii) 2, in the case of a Tier 2 Employee. For purposes of this Section, annual base salary shall be determined immediately prior to the Severance Date (without regard to any reductions therein which constitute Good Reason) and annual incentive compensation shall be deemed to equal the annual incentive compensation earned by such employee pursuant to the annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to such employee's Severance Date. The Severance Pay shall be in lieu of any payments or benefits which may otherwise be payable to the Severed Employee pursuant to any severance plan, policy or program of the Company.

                  2.2 Severance Pay (as well as any amount payable pursuant to Section 2.5 hereof) shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than 10 business days immediately following the expiration of the revocation period, if any, applicable to the Severed Employee's release, described in
Section 2.8.

                  2.3 For a period immediately following the Severance Date of
(i) 36 months for Tier 1 Employees and (ii) 24 months for Tier 2 Employees, the Company shall arrange to provide the Eligible Employee and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Eligible Employee and his dependents immediately prior to the Severance Date, at no greater cost to the Eligible Employee than the cost to the Eligible Employee immediately prior to such date. Benefits otherwise receivable by the Eligible Employee pursuant to this Section 2.3 shall be reduced to the extent benefits of the same type are received by or made available to the Eligible Employee during the applicable period (and any such benefits received by or made available to the Eligible Employee shall be reported to the Company by the Eligible Employee).

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                  2.4 If a Severed Employee becomes entitled to Severance Pay, then if any of the payments or benefits received or to be received by such Severed Employee in connection with the Change in Control or his termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Severed Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Severed Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. The Gross-Up Payment, if any, shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but, in any event, not later than 10 business days immediately following the expiration of the revocation period, if any, applicable to the Severed Employee's release, described in Section 2.8.

                  In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Severed Employee shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction, plus interest on the amount of such repayment at 120% of the semiannual compounding short term Applicable Federal Rate published with respect to the month in which occurs the Severance Date. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Severed Employee with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Severed Employee shall notify the Company immediately of the assertion by any taxing authority of any underpayment of tax. The Severed Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments and in resolving any dispute with any taxing authority regarding any asserted underpayment of Excise Tax.

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                  2.5 Each Tier 1 Employee and Tier 2 Employee who incurs a
Severance shall be entitled to receive the employee's full salary through the Severance Date and, notwithstanding any provision of the Company's annual incentive plan to the contrary, a cash lump sum amount equal to a pro rata portion to the Severance Date of the aggregate value of the annual incentive compensation award to such Severed Employee for the then uncompleted fiscal year under such plan, calculated by multiplying the award earned by the Severed Employee during the most recently completed fiscal year, by the fraction obtained by dividing the number of full months and any fractional portion of a month during said fiscal year through the Severance Date by twelve.

                  2.6 The Company will pay to each Eligible Employee all reasonable legal fees and expenses incurred by such Eligible Employee in pursuing any claim under the Plan, which claim is successful in any part.

                  2.7 The Company shall be entitled to withhold from amounts to be paid to the Severed Employee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

                  2.8 No Severed Employee shall be eligible to receive Severance Pay or other benefits under the Plan unless he or she first executes a written release substantially in the form attached as Exhibit A hereto, (or, if the Severed Employee was not a United States employee, a similar release which is in accordance with the applicable laws in the relevant jurisdiction).

SECTION 3.        PLAN ADMINISTRATION.

                  3.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.

                  3.2 In the event of a claim by an Eligible Employee as to the amount or timing of any payment or benefit, such Eligible Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within fourteen (14) days after receipt of such written claim, send a written notification to the Eligible Employee as to its disposition. Except as provided in the preceding portion of this Section 3.2, all disputes under this Plan shall be settled exclusively by binding arbitration in Houston, Texas, in accordance with the rules of

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the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                  3.3 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

                  3.4 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.

SECTION 4.        PLAN TERM; AMENDMENT.

                  The Plan shall be effective as of May 10, 1998 and shall terminate on the third anniversary thereof; provided, however, that if a Change in Control shall have occurred on or prior to such third anniversary, the Plan shall terminate no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred. The Plan may be amended by the Board. Notwithstanding the foregoing, the Plan may not be amended, if such amendment would be adverse to the interests of any Eligible Employee, without such Eligible Employee's written consent. No Plan termination shall affect the rights of any Eligible Employee under this Plan, without such Eligible Employee's written consent. Notwithstanding anything to the contrary contained herein, additional Eligible Employees may be added to Schedule A and Schedule B attached hereto prior to a Public Offering by the Compensation Committee of E.I. du Pont de Nemours and Company, and following a Public Offering by the Board.

SECTION 5.        GENERAL PROVISIONS.

                  5.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation

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or liability of such Eligible Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

                  5.2 If the Company is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Pay hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

                  5.3 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                  5.4 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

                  5.5 This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Employer.

                  5.6 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                  5.7 The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

                  5.8 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

                  5.9 This Plan shall be construed and enforced according to the laws of the State of Delaware.

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                                                                       Exhibit A

                          WAIVER AND RELEASE OF CLAIMS

        In consideration of, and subject to, the payments to be made to me by Conoco Inc., a Delaware corporation (the "Company") or any of its subsidiaries, pursuant to the Severance Agreement between the Company and me dated as of May 11, 1998 (the "Agreement"), which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary or parent of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary or parent of the Company, and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary or parent of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

        Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Agreement; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

        I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgement of my rights reserved under the second paragraph above.



Signature:                                          Dated:
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